Exhibit 10.30

NOTE EXTENSION:

JIM D. TILTON, JR. hereby agrees to extend SEA TIGER, INC. 8% Convertible Debenture Due September 30, 2011 (1JT) in the amount of $15,000 until December 31. 2013.